UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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ELECTRONIC CLEARING HOUSE, INC.

(Name of Registrant as Specified in its Charter)

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FOR IMMEDIATE RELEASE

Electronic Clearing House, Inc. (ECHO) to Adjourn Special Meeting to March 27, 2007

CAMARILLO, Calif., March 6, 2007 - Electronic Clearing House, Inc. (Nasdaq: ECHO), a leading provider of electronic payment and transaction processing services, will adjourn its special stockholders meeting scheduled for March 7th relating to its proposed acquisition by Intuit Inc. The meeting will reconvene at 9 a.m. Pacific time on March 27, 2007.

The adjournment will allow ECHO more time to satisfy outstanding closing conditions and to complete its performance of pre-closing covenants. ECHO expects that the acquisition will close one to two days after the reconvened meeting. At that time, ECHO will become a wholly owned subsidiary of Intuit, and ECHO’s stock will cease trading. Intuit supports the adjournment of the special meeting.

“Both companies have worked diligently to plan a smooth integration of ECHO’s operations and employees into Intuit’s payments business following completion of the acquisition,” said Chuck Harris, ECHO’s President and Chief Operating Officer. “The extra time will allow us to continue these planning efforts and to satisfy our outstanding closing conditions.”

About Electronic Clearing House, Inc. (ECHO)
ECHO (www.echo-inc.com) provides a complete solution to the payment processing needs of merchants, banks, technology companies and collection agencies. ECHO's services include debit and credit card processing, check guarantee, check verification, check conversion, check re-presentment, and check collection.

Forward-looking Statements:
This news release includes forward-looking statements, including those regarding the proposed acquisition of ECHO by Intuit and the anticipated closing of the transaction. These statements are based on certain assumptions and reflect our current expectations. Statements including words such as "anticipate," "propose," "estimate," "believe" or "expect" and statements in the future tense are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance, or achievements discussed or implied by such forward-looking statements. Some of the factors that could cause results to differ materially from the expectations expressed in these forward-looking statements include the following: the risk that the proposed transaction may not be completed in a timely manner, if at all, including, without limitation, if certain closing conditions of ECHO cannot be satisfied, and other risks that may impact ECHO's business, some of which are discussed in ECHO's reports filed with the Securities and Exchange Commission (the "SEC"), including, without limitation, ECHO's Form 10-K for the fiscal year ended September 30, 2006 and ECHO’s Definitive Proxy Statement on Schedule 14A filed with respect to the proposed transaction. Copies of ECHO's filings with the SEC can be obtained on its website, or at the SEC's website at www.sec.gov. Any forward-looking statement is qualified by reference to these risks, uncertainties and factors. If any of these risks or uncertainties materializes, the acquisition may not be consummated. Forward-looking statements speak only as of the date of the document in which they are made. These risks, uncertainties and factors are not exclusive, and ECHO undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Additional Information About The Proposed Transaction And Where You Can Find It
In connection with the proposed transaction, ECHO has filed a definitive proxy statement and other relevant materials with the Securities and Exchange Commission ("SEC"). Before making any voting decision with respect to the proposed transaction, stockholders of ECHO are urged to read the proxy statement and the other relevant materials filed by ECHO with the SEC because they contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents filed by ECHO with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, stockholders of ECHO may obtain free copies of the documents filed with the SEC by contacting ECHO Investor Relations at 800-262-3246 ext. 8533, or by email to corp@echo-inc.com. You may also read and copy any reports, statements and other information filed by ECHO with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room.

ECHO and its executive officers and directors may be deemed to be participants in the solicitation of proxies from ECHO stockholders in favor of the proposed transaction. Certain executive officers and directors of ECHO have interests in the transaction that may differ from the interests of stockholders generally. These interests are described in the definitive proxy statement.

In addition, Intuit and its executive officers and directors may be deemed to be participants in the solicitation of proxies from ECHO's stockholders in favor of the approval of the proposed transaction. Information concerning Intuit's directors and executive officers is set forth in Intuit's proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on November 3, 2006, and annual report on Form 10-K filed with the SEC on September15, 2006. These documents are available free of charge at the SEC's web site atwww.sec.gov or by going to Intuit’s Investor Relations Website at http://www.intuit.com/about_intuit/investors.

Contact:
Electronic Clearing House	Moira Conlon
Donna Rehman, Corporate Secretary	The Abernathy MacGregor Group, Inc.
(800) 262-3246, ext. 8533	213-630-6550
E-MAIL: corp@echo-inc.com	E-MAIL: MHC@abmac.com
www.echo-inc.com

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